Exhibit 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY

ANNOUNCES DEFINITIVE ACQUISITION AGREEMENT

Stamford, Connecticut, November 9, 2021. Independence Holding Company (NYSE: IHC) (the “Company”) today announced that it has entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) to be acquired by Geneve Holdings, Inc. (the “Going Private Transaction”).

Under the terms of the Merger Agreement, holders of the Company’s outstanding shares of common stock, excluding shares held by Geneve Holdings, Inc. and its wholly owned subsidiaries (collectively, “Geneve”), will receive $57.00 per share in cash. The $57.00 per share price represents a premium of 35.7% over $42.01 per share, the trading price for common stock on August 27, 2021, the trading date immediately preceding the date on which Geneve initially proposed to acquire the Company, and a premium of 15.2% over the closing trading price of $49.50 on November 8, 2021. The Going Private Transaction will be financed in part through the proceeds from the sale of certain of the Company’s subsidiaries, Independence American Holdings Corp. and Standard Security Life Insurance Company of New York, which are anticipated to close prior to year-end 2021.

The Company’s Board of Directors (the “Board”) formed a special committee of directors consisting solely of independent directors (the “Special Committee”) after Geneve proposed a possible Going Private Transaction in August 2021. Geneve’s proposal was expressly contingent upon any transaction being considered, negotiated and approved by a Special Committee and being subject to approval by the holders of a majority of the shares not owned by Geneve and its affiliates (the “Majority of the Minority”). The Special Committee was charged by the Board with conducting a process intended to examine Geneve’s proposal and determine whether the Going Private Transaction was the best option for the Company’s stockholders other than Geneve (the “Minority Stockholders”), and, if so, to negotiate its terms. The Special Committee, with the assistance of independent financial and legal advisors, conducted a review of the proposal, and after consideration of the various alternatives available to the Company, including remaining a public company, determined that a proposed Going Private Transaction at an acceptable price would be the best option for the Minority Stockholders, and following this determination, negotiated the price and other transaction terms with Geneve. The Special Committee concluded unanimously that the Going Private Transaction on the terms it negotiated was fair and in the best interests of the Minority Stockholders. Based on the unanimous recommendation of the Special Committee, the Merger Agreement was also approved by all of the Board members voting on the Merger Agreement. Directors of the Company who are also directors or officers of Geneve did not participate in the deliberations of the Special Committee and recused themselves from the vote of the Board.

Roy T.K. Thung, the Company’s Chief Executive Officer, said, “I would like to thank the Special Committee who worked hard and independently on the Going Private Transaction with their financial and legal advisors since August 2021 to negotiate a fair deal resulting in a positive result for all parties and which I believe is in the best interest of the Minority Shareholders.”

Completion of the Going Private Transaction is subject to certain closing conditions, including obtaining approval by the Majority of the Minority, the consummation of the pending sales of the Company’s subsidiaries, Independence American Holdings Corp. and Standard Security Life Insurance Company of New York, and other customary conditions. The Company will continue to declare and pay regular dividends, consistent with past practice, through the closing of the Going Private Transaction. Further information regarding the terms and conditions in the Merger Agreement will be contained in a Current Report on Form 8-K which will be filed promptly with the SEC.

Perella Weinberg Partners LP is acting as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor, to the Special Committee. Dentons US LLP is acting as legal advisor to the Company and Davies Ward Phillips & Vineberg LLP is acting as legal advisor to Geneve.

About Independence Holding Company

Independence Holding Company (NYSE: IHC), through our current subsidiaries, underwrites and distributes health, group disability and life, New York State DBL and paid family leave, and pet insurance. IHC underwrites policies in all 50 states, Washington D.C., Puerto Rico and the U.S. Virgin Islands through our three carriers: Independence American Insurance Company, Standard Security Life Insurance Company of New York (“Standard Security Life”) and Madison National Life Insurance Company, Inc. (“Madison National Life”). We also distribute products nationally through multiple channels, including our agencies, call centers, advisors, direct and affinity relationships, Web Broker, and web properties, including www.healthedeals.com; www.healthinsurance.org; www.medicareresources.org; www.petplace.com; and www.insxcloud.com. As previously announced, IHC has entered into stock purchase agreements to sell all of the issued and outstanding capital stock of Standard Security Life, Madison National Life and Independence American Holdings Corp., which includes Independence American Insurance Company and the remaining assets of IHC’s pet business, each subject to regulatory approval. To learn more, visit https://ihcgroup.com/.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of the Company’s Web site at www.ihcgroup.com or by directing a request to: Independence Holding Company, 96 Cummings Point Road, Stamford, CT 06902, (646) 509-2107.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the stockholders of the Company in connection with the Going Private Transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the Going Private Transaction, which may be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, which was filed with the SEC on April 30, 2021, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.